Exhibit 99.01

Immersion Corporation Reports First Quarter 2009 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--May 4, 2009--Immersion Corporation (NASDAQ:IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today reported financial results for the first quarter ended March 31, 2009.

Revenues from Continuing Operations for the first quarter of 2009 were $7.0 million, an increase of 1% compared to revenues from Continuing Operations of $6.9 million for the first quarter of 2008 and a decrease of 8% compared to revenues from Continuing Operations of $7.6 million for the fourth quarter of 2008. Total revenue generated during the first quarter of 2009 by the Company was $7.5 million, $531,000 of which was included within Gain from Discontinued Operations.

Immersion commenced the divestiture of its 3D line of business during the first quarter of 2009. Income and expenses directly attributable to the 3D business are presented as “Discontinued Operations” in the Company’s statement of operations.

Net loss for the first quarter of 2009 was $(7.5) million, or $(0.27) per share, compared to net loss for the first quarter of 2008 of $(2.6) million, or $(0.08) per share and net loss of $(9.7) million, or $(0.35) per share, for the fourth quarter of 2008, which included one-time charges of $2.6 million related to the divesture of the 3D line of business.

"Demand for Immersion’s proprietary TouchSense solutions was strong as we posted sequential and annual growth for this line of business during the first quarter. Touch screens in mobile phones is fueling demand for haptics in that market segment. We estimate that in 2008 our TouchSense technology shipped in 15% of touch screen phones worldwide. Based on our current design wins with the top three handset manufacturers globally, we expect that number to grow to approximately 25% of 2009 touch screen phone shipments. Separately, we have begun to generate royalty license revenue from agreements with semiconductor companies and believe that this is the beginning of an important new revenue stream for Immersion," said Immersion president and CEO Clent Richardson.

"Domestic Medical sales were lower than expected primarily due to sluggishness in the rate of capital purchases from hospitals and other facilities caused by the overall economy, as well as seasonal fluctuations. The relocation of our Medical line of business to our headquarters, combined with cost-cutting initiatives, are expected to improve the operational and financial performance of that business. Given the reduced trajectory of our revenue growth rate, we have taken aggressive and prudent actions to decrease expenses across the company to achieve cash-flow breakeven and turn the corner on sustained profitability as quickly as possible. We will begin to experience the benefits of these actions in the second quarter, though the major payoff will be realized starting in the second half of 2009 and into next year. We are sizing the company appropriately to align with current revenue forecasts, while improving operational efficiency to capitalize on an unmistakable opportunity to shape the future of the user experience in digital devices,” concluded Richardson.

As of March 31, 2009, Immersion had cash, cash equivalents, and short-term investments totaling $80.9 million, compared to $85.7 million as of December 31, 2008.

Corporate Highlights

Immersion recently:

  Announced its first licensee in the high-growth robotic surgery market with MAKO Surgical, an innovator in robotically-assisted orthopedic surgery.
  Announced an exclusive new distribution agreement for its medical simulation products with Gadelius K.K., one of Japan’s prominent distributors of medical devices and industrial equipment.
  Announced the first-ever haptic medical simulation, Endobronchial Ultrasound with Transbronchial Needle Aspiration (EBUS-TBNA), which provides realistic multi-modal virtual reality training for the procedure that diagnoses and stages lung cancer.
  Announced the sale of its CyberGlove® business to a private equity firm. The sale is part of the divestiture of the Company’s 3D line of business to focus its attention on the Medical and Touch lines of business.

Conference Call Information

Immersion will host a conference call with company management on Monday, May 4, 2009 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2009. To participate on the live call, analysts and investors should dial +1 800.218.0204 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on May 11, 2009 by dialing +1 800.405.2236 and entering the passcode 11130326#. A live and archived webcast of the conference call will also be available for one year within the investor relations section of Immersion's corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion Corporation is the recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (http://www.immersion.com/corporate/products/), electronic user interfaces are more compelling, entertaining, and in many applications, safer and more productive. Immersion's technology has helped manufacturers develop innovative and creative solutions for products such as hundreds of video games and leading video console gaming systems, medical training simulators installed around the world, driver controls for automotive manufacturers, and mobile phones, such as those from LG and Samsung. Immersion's patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.

Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than statements of historical fact, are statements that may be deemed forward-looking statements, including the statements regarding Touch screens in mobile phones fueling demand for haptics in that market segment; our estimate that in 2008 our TouchSense technology shipped in 15% of touch screen phones worldwide, our expectation that the number will grow to approximately 25 percent by the end of 2009; the pending relocation of our Medical line of business to our headquarters, combined with cost-cutting initiatives, improving the operational and financial performance of that business; our expectation that we will experience the benefits of these actions in the second quarter, with the major payoff to be realized starting in the second half of 2009 and into next year; our belief that semiconductor companies will be an important new revenue stream; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; risks and uncertainties associated with ongoing and prospective litigation; the uncertain impact of the global economic downturn; uncertainties related to whether Immersion’s recent restructuring activities and divestiture will be successful in reducing costs and operational efficiencies; and the level of demand for mobile devices and other products containing semiconductor chips.

For a more detailed discussion of these factors and other factors that could cause Immersion's actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Annual Report on Form 10-K, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, and TouchSense are trademarks of Immersion Corporation in the U.S. and other countries.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2009	2008
		(1)
Revenues:
Royalty and license	$3,781	$3,461
Product sales	2,751	2,669
Development contracts and other	446	799
Total revenues	6,978	6,929

Costs and expenses:
Cost of product sales (exclusive of amortization of intangibles shown separately below)	1,126	1,683
Sales and marketing	4,760	3,136
Research and development	3,904	3,229
General and administrative	4,366	4,263
Amortization of intangibles	376	235
Restructuring costs	646	-
Total costs and expenses	15,178	12,546

Operating loss	(8,200)	(5,617)
Interest and other income	430	1,507

Loss from continuing operations before provision for income taxes	(7,770)	(4,110)

Benefit (provision) for income taxes	(91)	1,203

Loss from continuing operations	(7,861)	(2,907)

Discontinued operations:
Gain on sales of discontinued operations	167	-
Gain from discontinued operations, net of provision for income taxes	235	322

Net loss	$(7,459)	$(2,585)

Basic and diluted net loss per share
Continuing operations	$(0.28)	$(0.09)
Discontinued operations	0.01	0.01
Total	$(0.27)	$(0.08)

Shares used in calculating basic and diluted net loss per share	27,924	30,478

(1) Certain reclassifications have been made to the 2008 presentation to conform to the 2009 presentation.

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2009	2008
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$36,997	$64,769
Short-term investments	43,933	20,974
Accounts receivable, net	4,064	6,829
Inventories, net	4,136	3,396
Deferred income taxes	226	226
Prepaid expenses and other current assets	3,205	3,225
Total current assets	92,561	99,419

Property and equipment, net	4,379	3,827
Intangibles and other assets, net	10,358	9,945

TOTAL ASSETS	$107,298	$113,191

LIABILITIES
Accounts payable	$2,460	$2,842
Accrued compensation	2,248	3,010
Other current liabilities	3,247	3,466
Deferred revenue and customer advances	5,883	5,125
Total current liabilities	13,838	14,443

Long-term liabilities and deferred revenue	17,685	16,887
Deferred income tax liabilities	226	226
Other long-term liabilities	217	212

TOTAL LIABILITIES	31,966	31,768

STOCKHOLDERS’ EQUITY	75,332	81,423

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$107,298	$113,191

(1) Derived from Immersion’s annual audited consolidated financial statements.

Table A
Immersion Corporation
Reconciliation of Non-GAAP Financial Information
to GAAP Financial Information
(In thousands, except per share amounts)
(Unaudited)

Three Months
Ended
March 31
2009

GAAP Total Revenues	$6,978
Revenue included in Gain from Discontinued Operations	531

Non-GAAP Total revenues	$7,509

GAAP Gain from Discontinued Operations net of provision for income taxes	$235
Expenses and income tax provision included within Gain from Discontinued Operations	296

Non-GAAP revenue included in Gain from Discontinued Operations	$531

Use of Non-GAAP Financials

The Company has provided non-GAAP total revenue and non-GAAP revenue included in gain from discontinued operations as supplemental information regarding the Company’s operational performance. The Company evaluated Company-wide performance using, among other things, the financials disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to better understand the Company’s financial performance in the first quarter of 2009.

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The Blueshirt Group
Jennifer Jarman, +1-415-217-7722
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